UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ACE Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGENDA ITEMS

ITEM 1 Election of Directors ITEM 1.1 Election of Robert M. Hernandez

Proposal of the Board of Directors The Board of Directors proposes that Robert M. Hernandez be elected to the Board of Directors for a three-year term expiring at the 2016 annual general meeting. ITEM 1.2 Election of Peter Menikoff

Proposal of the Board of Directors The Board of Directors proposes that Peter Menikoff be elected to the Board of Directors for a two-year term expiring at the 2015 annual general meeting. ITEM 1.3 Election of Robert Ripp

Proposal of the Board of Directors The Board of Directors proposes that Robert Ripp be elected to the Board of Directors for a three-year term expiring at the 2016 annual general meeting. ITEM 1.4 Election of Theodore E. Shasta

Proposal of the Board of Directors The Board of Directors proposes that Theodore E. Shasta be elected to the Board of Directors for a threeyear term expiring at the 2016 annual general meeting.

Item 2 Amendment to the Articles of Association to declassify the Board of Directors Proposal of the Board of Directors

The Board of Directors proposes approval of the amendment to Article 17(a) of the Articles of Association to authorize the declassification of the Board of Directors commencing at the annual general meeting in 2014. Pursuant to the proposed amendment, Article 17(a) of the Articles of Association would read as follows: ITEM 3 Approval of the annual report and financial statements for the year ended December 31, 2012

ITEM 3.1 Approval of the annual report Proposal of the Board of Directors

The Board of Directors proposes that the Company’s annual report to shareholders for the year ended December 31, 2012 be approved. ITEM 3.2 Approval of the statutory financial statements of ACE Limited

Proposal of the Board of Directors The Board of Directors proposes that the statutory financial statements of ACE Limited for the year ended December 31, 2012 be approved. ITEM 3.3 Approval of the consolidated financial statements

Proposal of the Board of Directors The Board of Directors proposes that the Company’s consolidated financial statements for the year ended December 31, 2012 be approved. Item 4 Allocation of disposable profit

Proposal of the Board of Directors The Board of Directors proposes that the Company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through a reduction in par value as described in agenda item

No. 8). At December 31, 2012, 342,832,412 of the Company’s shares were eligible for dividends. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2012. in millions of Swiss francs Net income 500 Balance brought forward 1 985 Par value reduction on treasury shares 5 Attribution to reserve for treasury shares 157 Balance carried forward 2 647 The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above. Item 5 Discharge of the Board of Directors Proposal of the Board of Directors The Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2012. ITEM 6 Election of Auditors ITEM 6.1 Election of PricewaterhouseCoopers AG (Zurich) as statutory auditor until the next annual ordinary general meeting Proposal of the Board of Directors The Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until the next annual ordinary general meeting.

ITEM 6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending

December 31, 2013 Proposal of the Board of Directors The Board of Directors proposes that the shareholders ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2013. ITEM 6.3 Election of BDO AG (Zurich) as special auditing firm until the next annual ordinary general meeting Proposal of the Board of Directors The Board of Directors proposes that BDO AG, Fabrikstrasse 50, CH -8031 Zurich, Switzerland be elected as the Company’s special auditing firm until the next annual ordinary general meeting. Item 7 Approval of ACE Limited 2004 Long-Term Incentive Plan as amended through the sixth amendment Proposal of the Board of Directors The Board of Directors proposes that the ACE Limited 2004 Long-Term Incentive Plan as amended through the sixth amendment be approved. Item 8 Approval of distribution to shareholders in the form of par value reduction Proposal of the Board of Directors Based on a report in accordance with Article 732 para. 2 of the Swiss Code of Obligations provided by PricewaterhouseCoopers AG as state supervised auditing enterprise who will be present at the meeting, the Board of Directors proposes that the following dividend in the form of a distribution by way of par value reduction be approved. This agenda item may only be approved if the shareholders voting at the Annual General Meeting first approve agenda item 3.2. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital as of the date of the Annual General Meeting and applicable exchange rate calculations described below: 1. The capital of the Company in the aggregate amount of CHF [•(number of shares as registered in the Commercial Register on the date of the Annual General Meeting (the “Total Shares”)) x (par value per share on the date of the Annual General Meeting)] shall be reduced by the amount of CHF [•(number of Total Shares) x (Aggregate Reduction Amount as determined in paragraph 3(i))] (the “Aggregate Distribution Amount”) to CHF [•completed at the date of the Annual General Meeting (the “General Meeting Date”)]. 2. Based on the report of the auditor dated May [•date of auditor report], 2013, it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction. 3. The capital reduction shall be executed as follows: (i) The capital reduction shall occur by reducing the par value per each share from currently CHF [•(par value per share on the General Meeting Date)] by CHF [•(USD 2.04 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the General Meeting Date (or, if not published that day, then as reported on the Wall Street Journal’s website as of close of business on the previous New York business day); rounded down to the next centime amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•completed on General Meeting Date] in four steps (each, a “Partial Par Value Reduction”): (1) for the first partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of July 2013 (“first Partial Par Value Reduction”); (2) for the second partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of September 2013

or, at the latest, October 4, 2013 (“second Partial Par Value Reduction”); (3) for the third partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount

divided by four] to CHF [•completed on General Meeting Date] by the end of December 2013 (“third

Partial Par Value Reduction”); and (4) for the fourth partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on

General Meeting Date] by the end of March 2014 (“fourth Partial Par Value Reduction”).

(ii) The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [•Aggregate

Reduction Amount divided by four] in August 2013, CHF [•Aggregate Reduction Amount divided by four],

in October 2013, CHF [•Aggregate Reduction Amount divided by four] in January 2014 and CHF [•Aggregate

Reduction Amount divided by four] in April 2014 per share.

(iii) At each Partial Par Value Reduction an updated report in accordance with Article 732 paragraph

2 of the Swiss Code of Obligations by PricewaterhouseCoopers AG, an auditor supervised by the

Swiss government, shall be prepared (an “Updated Report”).

(iv) The Board is only authorized to repay a Partial Par Value Reduction amount in the event the

Updated Report confirms that the claims of creditors are fully covered in spite of the Partial Par

Value Reduction. (v) I n addition, under Swiss law, upon satisfaction of all legal requirements (including shareholder approval of a par value reduction as described in this proposal), the Company will be required to submit an application to the Commercial Register of the Canton of Zurich to register each applicable par value reduction. Without effective registration of the applicable par value reduction with the Commercial Register of the Canton of Zurich, the Company will not be able to proceed with the payment of any installment of the distribution as described in this proposal. The Company cannot assure that the Commercial Register of the Canton of Zurich will approve the registration of any applicable par value reduction. 4. The quarterly Partial Par Value Reduction amount of CHF [•completed on General Meeting Date] per share (the “Quarterly Distribution Amount”) equals USD 0.51 (the “Quarterly U.S. Dollar Amount”) calculated pursuant to paragraph 3(i) and (ii) above. The Quarterly Distribution Amount and the Aggregate

Distribution Amount pursuant to paragraph 1 are subject to the following adjustments as a result of

USD/CHF currency fluctuations: “Artikel 17 Wahl, Konstituierung und

Entschädigung a) D er Verwaltungsrat besteht aus wenigstens 3 und

höchstens 20 Mitgliedern. Beginnend mit der ordentlichen Generalversammlung 2014 beträgt die Amtsdauer sämtlicher Mitglieder des Verwaltungsrats jeweils ein Jahr. Für bereits gewählte Mitglieder des Verwaltungsrats mit einer Amtsdauer bis zur ordentlichen Generalversammlung 2015 oder 2016 gilt diese Bestimmung erst mit Ablauf der entsprechenden Amtsdauer. Diesbezüglich ist unter einem Jahr der Zeitraum zwischen zwei ordentlichen, aufeinanderfolgenden Generalversammlungen zu verstehen.” “Article 17 Election, Constitution and Indemnification a) T he Board of Directors shall consist of 3 to 20 members. Commencing at the 2014 annual general meeting, the term of eachmember shall be one year, except that any member in office at the 2014 ordinary General Meeting whose term expires at the 2015or 2016 ordinary General Meeting shall continue to hold office until the end of the term for which such member was elected. In this regard, one year shall mean the period between two ordinary General Meetings.” Invitation to the Annual General Meeting of ACE Limited Thursday, May 16, 2013, 2:45 p.m. Central European time (doors open at 1:45 p.m. Central European time) at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland

(i) The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per share Partial Par Value Reduction amount shall equal an amount calculated as follows (rounded down to the next centime):

Quarterly Distribution Amount = Quarterly U.S. Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 16, 2013 for the first Partial Par Value

Reduction, on September 23, 2013, for the second Partial Par Value Reduction, on December

6, 2013, for the third Partial Par Value Reduction, and on March 21, 2014, for the fourth Partial

Par Value Reduction (or, if not published on any such day, then as displayed on the Wall Street

Journal’s website as of close of business on the previous New York business day).

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [• (number of Total Shares) multiplied by the maximum increase amount per share as determined at the end of this paragraph] (corresponding to 50% of the

Aggregate Distribution Amount set forth in paragraph 1, rounded down to the next centime), the adjustment is limited such that the aggregate increase to the Aggregate Distribution Amount rounded down to the next centime equals CHF [•completed on General Meeting Date] (being CHF

[•(50% of the Aggregate Distribution Amount) divided by the number of Total Shares, rounded down to the next centime] per share).

(ii) T he Aggregate Distribution Amount pursuant to paragraph 1 shall be adjusted as follows:

Sum of the products of each of the four Quarterly Distribution Amounts (each as adjusted pursuant to paragraph 4(i)) multiplied by the number of shares registered in the Commercial

Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction.

5. The Aggregate Distribution Amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4(ii)) shall be increased by par value reductions on shares that are issued from authorized share capital and conditional share capital after the Annual General Meeting but which have not been registered in the Commercial Register of the Canton of Zurich on the date of the registration of the respective Partial Par Value Reductions.

6. The Annual General Meeting acknowledges that the report of the auditor dated May [•completed on

General Meeting Date], 2013 has been prepared on the basis of the maximum possible increase provided under paragraphs 4 and 5, meaning the increase of the Aggregate Distribution Amount by CHF [•completed on General Meeting Date] and that all shares have been issued out of conditional share capital and the authorized share capital.

7. The Board is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8. Effective with the registrations of the respective quarterly capital reductions in the Commercial Register,

the following amendments are resolved to Article 3 lit. a) of the Articles of Association:

9. E ffective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments to Articles 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association are

resolved as a consequence of the par value reduction:

Item 9

Advisory vote to approve executive compensation

Proposal of the Board of Directors

The Board of Directors proposes that the compensation paid to the Company’s named executive officers,

as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission,

including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Company’s proxy statement be approved.

Agenda Item No. 9 is an advisory vote. As such, it is not binding in nature.

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in the share register on April 1, 2013, will receive the proxy statement and proxy cards from the share registrar. Beneficial owners of shares will receive proxy materials and a voting instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the

Annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes them to vote the shares held by them on their behalf. In addition, these shareholders must bring to the Annual General Meeting an account statement or letter from the broker,

bank or other nominee indicating that they are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in the Articles of Association.

Shareholders who upon application become registered as shareholders with respect to their shares in the share register after April 1, 2013, but on or before April 30, 2013, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at

investorrelations@acegroup.com. Shareholders registered in the share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to April 30, 2013 are not entitled to vote those shares.

Granting of Proxy

Shareholders of record who do not wish to attend the Annual General Meeting have the right to grant the voting proxy directly to the Company officers named in the proxy card. In addition, shareholders can appoint Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH 8032

Zurich, Switzerland, as independent proxy, in the sense of Article 689c of the Swiss Code of Obligations with full rights of substitution, with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder.

The proxies granted to the independent proxy must be received by the independent proxy no later than

May 10, 2013, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than May 10,

2013, 12:00 noon Central European time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the

Company officer acting as proxy and the independent proxy will vote according to the proposals of the Board of Directors. If new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with Article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible,

but no later than May 16, 2013, 2:15 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:45 p.m. Central European

time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2012 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s website in the Investor Information Section at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=proxy.

Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283. Copies may also be obtained without charge by contacting ACE Limited

Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32,

CH -8001 Zurich, Switzerland.

Zurich, April 23, 2013

On behalf of the Board of Directors

Evan G. Greenberg

Chairman

“Artikel 3 aktienkapital

a) D as Aktienkapital der Gesellschaft beträgt CHF

[•] */[•]**/[•]***/[•]**** und ist eingeteilt in

342’832’412 auf den Namen lautende Aktien

im Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je

Aktie. Das Aktienkapital ist vollständig liberiert.”

*	nach Vollzug der ersten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende Juli 2013 mit konkreter

Zahl aufgrund Anpassung gemäss Ziffer 4 und mit

Statutendatum Mai 2013

** nach Vollzug der zweiten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende September oder spätestens

bis am 4. Oktober 2013 mit konkreter Zahl aufgrund

Anpassung gemäss Ziffer 4 und mit Statutendatum

Mai 2013

*** nach Vollzug der dritten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende Dezember 2013 mit konkreter

Zahl aufgrund Anpassung gemäss Ziffer 4 und mit

Statutendatum Mai 2013

**** nach Vollzug der vierten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende März 2014 mit konkreter

Zahl aufgrund Anpassung gemäss Ziffer 4 und mit

Statutendatum Mai 2013

“Article 3 Share Capital

a) T he share capital of the Company amounts

to CHF [•]*/[•]**/[•]***/[•]**** and is divided

into 342,832,412 registered shares with a

nominal value of CHF [•]*/[•]**/[•]***/[•]****

per share. The share capital is fully paid-in.”

*	Upon completion of the first Partial Par Value Reduction

by the end of July 2013 with specific numbers

based on adjustments pursuant to paragraph 4 and the

articles of association being dated May 2013

** Upon completion of the second Partial Par Value

Reduction by the end of September or, at the latest,

October 4, 2013 with specific numbers based on

adjustments pursuant to paragraph 4 and with the

articles of association being dated May 2013

*** Upon completion of the third Partial Par Value

Reduction by the end of December 2013 with specific

numbers based on adjustments pursuant to paragraph

4	and with the articles of association being dated

May 2013

**** Upon completion of the fourth Partial Par Value

Reduction by the end of March 2014 with specific numbers

based on adjustments pursuant to paragraph 4 and

with the articles of association being dated May 2013

Asteriske zu den vorgeschlagenen Änderungen der

Artikel 4 lit. a, 5 lit. a und 6 lit. a der Statuten:

*	nach Vollzug der ersten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende Juli 2013 mit konkreter Zahl

aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum

Mai 2013

** nach Vollzug der zweiten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende September oder spätestens

bis am 4. Oktober 2013 mit konkreter Zahl aufgrund

Anpassung gemäss Ziffer 4 und mit Statutendatum Mai

2013

*** nach Vollzug der dritten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende Dezember 2013 mit konkreter

Zahl aufgrund Anpassung gemäss Ziffer 4 und mit

Statutendatum Mai 2013

**** nach Vollzug der vierten Teilnennwertherabsetzung

gemäss Ziffer 3 bis Ende März 2014 mit konkreter Zahl

aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum

Mai 2013

Asterisks to the proposed amendments of Articles

4	lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association:
*	Upon completion of the first Partial Par Value

Reduction by the end of July 2013 with specific numbers

based on adjustments pursuant to paragraph 4

and the articles of association being dated May 2013

** Upon completion of the second Partial Par Value

Reduction by the end of September or, at the latest,

October 4, 2013 with specific numbers based on adjustments

pursuant to paragraph 4 and with the articles

of association being dated May 2013

*** Upon completion of the third Partial Par Value Reduction by the end of December 2013 with specific numbers

based on adjustments pursuant to paragraph 4 and with

the articles of association being dated May 2013

**** Upon completion of the fourth Partial Par Value

Reduction by the end of March 2014 with specific numbers

based on adjustments pursuant to paragraph 4 and

with the articles of association being dated May 2013

“Artikel 4 Bedingtes Aktienkapital für

Anleihensobligationen und

ähnliche Instrumente der Fremdfinanzierung

a) Das Aktienkapital der Gesellschaft wird im Maximalbetrag

von CHF [•]*/[•]**/[•]***/[•]**** durch

Ausgabe von höchstens 33’000’000 vollständig zu

liberierenden Namenaktien mit einem Nennwert von

CHF [•]*/[•]**/[•]***/[•]**** je Aktie erhöht, bei und

im Umfang der Ausübung von Wandel- und/oder

Optionsrechten, welche im Zusammenhang mit von

der Gesellschaft oder ihren Tochtergesellschaften

emittierten oder noch zu emittierenden Anleihensobligationen,

Notes oder ähnlichen Obligationen

oder Schuldverpflichtungen eingeräumt wurden/

werden, einschliesslich Wandelanleihen.”

“Artikel 5 Bedingtes Aktienkapital für

Mitarbeiterbeteiligungen

a) D as Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]*/[•]**/[•]***/[•]**** durch

Ausgabe von höchstens 25’410’929 vollständig

zu liberierenden Namenaktien mit einem Nennwert

von CHF [•]*/[•]**/[•]***/[•]**** je Aktie

erhöht, bei und im Umfang der Ausübung von

Optionen, welche Mitarbeitern der Gesellschaf

oder ihrer Tochtergesellschaften sowie Beratern,

Direktoren oder anderen Personen, welche

Dienstleistungen für die Gesellschaft oder ihre

Tochtergesellschaften erbringen, eingeräumt

wurden/werden.”

“Artikel 6 Genehmigtes Kapital zu

allgemeinen Zwecken

a) D er Verwaltungsrat ist ermächtigt das Aktienkapital

jederzeit bis zum 16. Mai 2014 im Maximalbetrag

von CHF [•]*/[•]**/[•]***/[•]**** durch

Ausgabe von höchstens 140’000’000 vollständig

zu liberierenden Namenaktien mit einem

Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je

Aktie zu erhöhen.”

“Article 4 Conditional Share Capital

for Bonds and Similar Debt

Instruments

a) The share capital of the Company shall be

increased by an amount not exceeding CHF

[•]*/[•]**/[•]***/[•]**** through the issue of a

maximum of 33,000,000 registered shares,

payable in full, each with a nominal value of

CHF [•]*/[•]**/[•]***/[•]**** through the exercise

of conversion and/or option or warrant rights

granted in connection with bonds, notes or

similar instruments, issued or to be issued by

the Company or by subsidiaries of the Company,

including convertible debt instruments.”

“Article 5 Conditional Share Capital for

Employee Benefit Plans

a) T he share capital of the Company shall be

increased by an amount not exceeding CHF [•]*/

[•]**/[•]***/[•]**** through the issue from time

to time of a maximum of 25,410,929 registered

shares, payable in full, each with a nominal value

of CHF [•]*/[•]**/[•]***/[•]****, in connection

with the exercise of option rights granted to any

employee of the Company or a subsidiary, and

any consultant, director, or other person providing

services to the Company or a subsidiary.”

“Article 6 Au thorized Share Capital for

General Purposes

a) T he Board of Directors is authorized to increase

the share capital from time to time and at

any time until 16 May 2014 by an amount not

exceeding CHF [•]*/[•]**/[•]***/[•]**** through

the issue of up to 140,000,000 fully paid up

registered shares with a nominal value of CHF

[•]*/[•]**/[•]***/[•]**** each.”